Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2006 except as to Note 20, for which the date is February 28, 2008, relating to the consolidated financial statements of EXCO Resources, Inc. and its subsidiaries (Predecessor Company) which appear in the EXCO Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PRICEWATERHOUSECOOPERS, LLP

Dallas, Texas

December 12, 2008